Exhibit 99.2

ENDRA Life Sciences Prices Public Offering of Common Stock

ANN ARBOR, Michigan – November 8, 2018 – ENDRA Life Sciences Inc. (“ENDRA” or the “Company”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, has priced its previously announced underwritten public offering of 1,205,000 shares of common stock at an offering price of $3.90 per share. In addition, the ENDRA has granted the underwriter a 45-day option to purchase up to an additional 180,750 shares to cover over-allotments, if any. All of the shares are being offered by the Company.

The Company expects to receive gross proceeds from the offering, excluding the exercise of the over-allotment option, if any, of approximately $4.7 million, excluding underwriting discounts and commissions and other offering-related expenses. Assuming the full exercise of the over-allotment option, the gross proceeds may reach approximately $5.4 million.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes and the offering is expected to close on or about November 13, 2018, subject to the satisfaction of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD) is acting as sole book-running manager for the offering.

A shelf registration statement on Form S-3 relating to the shares of common stock being offered was filed with the Securities and Exchange Commission (the “SEC”) and is effective. Copies of the final prospectus supplement and the accompanying base prospectus relating to this offering may be obtained, when available, by request to the offices of National Securities Corporation, Attention: Christopher Passarelli, 200 Vesey Street, 25th Floor, New York, New York 10281, telephone: (212) 417-8164 or by email at prospectusrequest@nationalsecurities.com; or on the SEC’s website at http://www.sec.gov.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA) is a developer of enhanced ultrasound technologies. ENDRA is developing a next generation Thermo-Acoustic Enhanced UltraSound (TAEUS™) platform to enable clinicians to visualize human tissue composition, function and temperature in ways previously possible only with CT & MRI - at a fraction of the cost, and at the point-of-care. ENDRA's first TAEUS application will focus on the quantification of fat in the liver, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease (NAFLD). ENDRA's goal is to bring new capabilities to ultrasound - thereby broadening access to better healthcare. For more information, please visit www.endrainc.com.

About Non-Alcoholic Fatty Liver Disease (NAFLD)

NAFLD is a condition closely associated with obesity, diabetes, hepatitis-C and certain genetic predispositions in which fat accumulates in the liver. NAFLD affects over 1 billion people globally and is estimated to cost the U.S healthcare system over $100B annually. NAFLD is often asymptomatic and if left untreated, NAFLD can progress to inflammation (NASH), tissue scarring (fibrosis), cell death (cirrhosis) and liver cancer. By 2025, NAFLD is forecast to be the greatest root cause of liver transplants. The only tools currently available for diagnosing and monitoring NAFLD are impractical: expensive Magnetic Resonance Imaging (MRI) or an invasive surgical biopsy.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed Registration Statement on Form 10-K, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Company Contact
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact
Chris Tyson
Managing Director
MZ North America
(949) 491-8235
NDRA@mzgroup.us
www.mzgroup.us